Exhibit 10.65

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is entered into as of April 1, 2011, by and between 2929 SEVENTH ST., LLC, a California limited liability company (“Landlord”) and Dynavax Technologies Corporation, a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord and Tenant are parties to that certain lease dated as of January 7, 2004 (the “Original Lease”), which lease has been previously amended by that certain First Amendment to Lease dated as of May 21, 2004 (the “First Amendment”) and by that certain Second Amendment to Lease dated as of October 12, 2010 (the Original Lease, as so amended, being referred to herein as the “Lease”), pursuant to which Landlord leases to Tenant space consisting of Suite No. 100 (“Suite 100”), Suite No. 130 (“Suite 130”) and Suite No. 200 (“Suite 200”) in the building located at 2929 Seventh Street, Berkeley, California (the “Building”).

B. Tenant desires to surrender a portion of Suite 130 to Landlord containing approximately 3,319 rentable square feet on the first (1st) floor of the Building as shown on Exhibit A hereto (the “Suite 130 Reduction Space”) and Landlord is willing to accept Tenant’s surrender of the Reduction Space on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Reduction of Space From Premises.

(a) Suite 130 Reduction Effective Date. It is acknowledged that Tenant has vacated the Suite 130 Reduction Space in accordance with Article 12 of the Original Lease. As used herein, the Suite 130 Reduction Effective Date shall be April 1, 2011.

(b) Reduction. Effective as of the Suite 130 Reduction Effective Date, Suite 130 shall be decreased from 13,381 rentable square feet to 10,062 rentable square feet by the elimination of the Suite 130 Reduction Space, and the Remaining Premises shall consist of approximately 40,702 rentable square feet. As of the Reduction Effective Date, (i) the Lease shall be terminated with respect to the Suite 130 Reduction Space (subject to the survival of Tenant’s indemnity obligations pursuant to Section 17.2 of the Original Lease), and (ii) the “Premises”, as defined in the Lease, shall mean the Remaining Premises.

(c) Suite 130 Reduction Space Representation. Tenant represents that it has not made any assignment, sublease, transfer or conveyance of (i) the Lease or any interest therein, or (ii) in the Suite 130 Reduction Space, and further represents that there is not and will not hereafter be any claim, demand, obligation, liability, action or cause of action by any other party respecting, relating to or arising out of the Reduction Space. Tenant agrees to indemnify and hold Landlord harmless from and against all liabilities, expenses, claims, demands, judgments, damages or costs arising from the representations set forth in this Section 1(c), including without limitation, attorneys’ fees. Tenant acknowledges that Landlord will be relying on this Third Amendment in entering into leases for the Reduction Space with other parties.

2. Tenant’s Share. Effective as of the Suite 130 Reduction Effective Date, Tenant’s Share of Rent Adjustments and Rent Adjustment Deposits shall be decreased appropriately to account for the elimination of the Suite 130 Reduction Space.

3. Monthly Base Rent. Commencing as of the Suite 130 Reduction Effective Date and continuing through and including the Extended Termination Date, the schedule of Monthly Base Rent for the Remaining Premises shall be as follows:

Months of Term or Period	Monthly Base Rent for Suite 100**	Monthly Base Rent for Suites 130/200	Aggregate Monthly Base Rent for Remaining Premises
April 1, 2011 - August 30, 2011	$65,941.54	$25,675.10	$91,616.64
September 1, 2011 - August 30, 2012	$67,919.78	$26,445.35	$94,365.13
September 1, 2012 - August 30, 2013	$69,957.37	$27,238.71	$97,196.08
September 1, 2013 - August 30, 2014	$72,056.09	$28,055.87	$100,111.96
September 1, 2014 - August 30, 2015	$74,217.78	$28,897.55	$103,115.33
September 1, 2015 - August 30, 2016	$76,444.31	$29,764.48	$106,208.79
September 1, 2016 - September 30, 2017	$78,737.64	$30,657.42	$109,395.06

**	The foregoing Monthly Base Rent figures are based on Suite 100 consisting of 23,500 rentable square feet following the Reduction Effective Date. If Landlord remeasures Suite 100 and determines that the rentable area of Suite 100 is not 23,500 rentable square feet, then the schedule for Monthly Base Rent shall be adjusted accordingly, and shall be set forth in the Reduction Effective Date Agreement attached to the Second Amendment to Lease as Rider 1.

All such Monthly Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

4. Parking. Effective as of the Reduction Effective Date, the number of unreserved parking spaces that Tenant may use pursuant to Section 1.1(13) of the Original Lease, as amended by the First Amendment and further amended by the Second Amendment, shall be reduced from 132 to 122.

5. Representations. Each party represents to the other that it has full power and authority to execute this Third Amendment.

6. Miscellaneous.

(a) This Third Amendment and the attached Exhibit A, which are hereby incorporated into and made a part of this Third Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c) In the case of any inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control.

(d) Capitalized terms used in this Third Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Third Amendment.

(e) Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Third Amendment. Tenant agrees to indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this Third Amendment.

(f) Each signatory of this Third Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(g) Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times through and including the Extended Termination Date, remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(h) This Third Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Third Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Third Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment as of the day and year first above written.

LANDLORD:	2929 Seventh St, LLC, a California limited liability company

	By:	/s/ Richard K Robbins
Richard K. Robbins
Managing Member

TENANT:	Dynavax Technologies Corporation, a Delaware corporation

	By:	/s/ Jennifer Lew
	Name:	Jennifer Lew
	Title:	Vice President, Finance

EXHIBIT A

SUITE 130 REDUCTION SPACE